EXHIBIT 5.6

DEGOLYER AND MACNAUGHTON
5OO1 SPRING VALLEY ROAD
SUITE 8OO EAST
DALLAS, TEXAS 75244

May 15, 2012

Encana Corporation
1800-855 2nd Street, S.W.
Calgary, Alberta,
Canada T2P 2S5

Re:	Registration Statement on Form F-10 (United States Securities and Exchange Commission)

Gentlemen:

We hereby consent to the references to DeGolyer and MacNaughton and our “Appraisal Report as of December 31, 2011 on Certain Properties owned by Encana Oil & Gas (USA) Inc. Mid-Continent Business Unit SEC Case” and our “Appraisal Report as of December 31, 2011 on Certain Properties owned by Encana Oil & Gas (USA) Mid-Continent Business Unit (United States Dollars)” (our Reports) and the inclusion and incorporation by reference of information derived from our Reports evaluating a portion of Encana Corporation's petroleum and natural gas reserves and contingent resources, as of December 31, 2011, in the Encana Corporation Registration Statement on Form F-10 (File No. 333-181196).

Very truly yours,

/s/ DeGOLYER and MacNAUGHTON
DeGOLYER and MacNAUGHTON
Texas Registered Engineering Firm F-716